EXHIBIT 99.2

Media Contact: Kekst & Co.                  STILWELL
      Robert Siegfried (212-521-4832)       FINANCIAL INC.
      Michael Herley (212-521-4897)
                                                     920 Main Street, 21st Floor
                                                    Kansas City, Missouri  64105

Investors Contact:                                              NYSE Symbol:  SV
  Landon H. Rowland (816-218-2416)
    Chairman, President and CEO

  Douglas E. Pittman (816-218-2415)       Release No. 2001-02    January 5, 2001
    Manager of Investor Relations


                                 {NEWS RELEASE}

                  STILWELL FINANCIAL INC. EXPECTS TO ANNOUNCE
             FOURTH QUARTER AND FULL YEAR EARNINGS ON JANUARY 30TH


Kansas City, Missouri

Stilwell Financial Inc. ("Stilwell"; the "Company"; NYSE: SV) today announced that it expects to report results for fourth quarter and year 2000 on January 30, 2001, before the opening of trading on the New York Stock Exchange ("NYSE"). Stilwell also intends to hold an Earnings Presentation at Chase Manhattan's New York offices located at 270 Park Avenue, 11th Floor at 1:00 pm EST on January 30, 2001. Shareholders and other interested parties who are not able to attend the presentation in person are invited to listen to the presentation via the telephone. To listen, please call (800) 289-0437, code #417248, at least ten minutes prior to the 1:00 pm EST start time of the presentation. The accompanying slides to the presentation are expected to be available on the Stilwell web site (http://www.stilwellfinancial.com) on the morning of January 30, 2001. Additionally, a replay of the presentation will be available by calling (719) 457-0820 or (888) 203-1112, code #417248. The replay will be available for one week.

The primary entities comprising Stilwell are Janus Capital Corporation, an approximately 82.5% owned subsidiary; Berger LLC, of which Stilwell owns 100% of the preferred limited liability company interests and approximately 87% of the regular limited liability company interests; Nelson Money Managers Plc, an 80% owned subsidiary; and DST Systems, Inc., an equity investment in which Stilwell holds an approximately 33% interest.

                             * * * * * * * * * *

This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Registration Statement on Form 10 dated June 15, 2000 and filed by the company with the Securities and Exchange Commission (Commission file no. 001-15253). The Company will not update any forward-looking statements in this press release to reflect future events or developments.

                                                     ............. The End